Exhibit 23.2

ACCOUNTANT'S CONSENT

CONSENT OF
FORTNER, BAYENS, LEVKULICH & CO., P.C.

       As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 1998, included in Vail Banks, Inc.'s Form 10-KSB dated March 30, 2000 (Commission File Number 000-25081) and to all references to our firm included in or made a part of this Registration Statement.

/s/ FORTNER, BAYENS, LEVKULICH & CO., P.C.

Denver, Colorado

July 26, 2000